                                                                     EXHIBIT (U)

                      MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                         Series 1998-4 Monthly Statement
                      Class A Certificate CUSIP #25466KBT5
                      Class B Certificate CUSIP #25466KBU2


Trust Distribution Date: August 17, 1998       Due Period Ending:  July 31, 1998

Pursuant to the Series Supplement dated as of April 9, 1998 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1. Payments for the benefit of Series Investors this Due Period (per $1000 of Class Initial Investor Interest)

     Series  1998-4                                            Total         Interest           Principal
          Class A             30 days at 5.750000000%      $4.791666667    $4.791666667        $0.000000000

          Class B             30 days at 5.900000000%      $4.916666667    $4.916666667        $0.000000000

2.   Principal Receivables at the end of the Due Period

     (a) Aggregate Investor Interest                        $18,246,305,675.99
         Seller Interest                                     $5,100,331,762.00

         Total Master Trust                                 $23,346,637,437.99


     (b) Group One Investor Interest                        $15,696,305,675.99

     (c) Group Two Investor Interest                         $2,550,000,000.00

     (d) Series 1998-4 Investor Interest                       $526,316,000.00

     (e) Class A Investor Interest                             $500,000,000.00

         Class B Investor Interest                              $26,316,000.00

3.   Allocation of Receivables Collected During the Due Period

                                 Finance Charge     Principal        Yield
                                  Collections      Collections     Collections
     (a) Allocation of Collections between Investor and Seller
         Aggregate Investor Allocation   $296,997,296.09       $2,774,730,011.35            $0.00

          Seller                          $38,441,258.33         $359,141,697.88            $0.00

     (b) Group One Allocation            $255,771,897.76       $2,389,577,178.28            $0.00

     (c) Group Two Allocation             $41,225,398.33         $385,152,833.07            $0.00

     (d) Series 1998-4 Allocations         $8,520,139.28          $79,600,341.41            $0.00

     (e) Class A Allocations               $8,084,069.16          $75,526,308.19            $0.00

         Class B Allocations                 $436,070.12           $4,074,033.22            $0.00


4.   Information Concerning the Series Principal Funding Accounts ("SPFA")

                                          Deposits into the
                                             SPFAs This           SPFA        Deposit Deficit       Investment
                                             Due Period          Balance          Amount              Income
     Series 1998-4                              $0.00             $0.00            0.00               $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments

                                                                                Total Payments
                                              Amount Paid     Deficit Amount    Through This
                                           This Due Period    This Due Period    Due Period
          Series 1998-4                         $0.00             $0.00           $0.00

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")

                                       Deposits Into the
                                         SIFAs This
                                          Due Period               SIFA Balance
     Series 1998-4                      $2,525,220.33             $10,605,925.39

7.   Pool Factors

                                                            This Due Period
     Class A                                                 1.00000000

     Class B                                                 1.00000000

8.   Investor Charged-Off Amount

                                                                         Cumulative
                                                                    Investor Charged-Off
                                             This Due Period              Amount
     (a) Group One                           $100,561,910.37               $0.00

     (b) Group Two                            $16,208,601.69               $0.00

     (c) Series 1998-4                         $3,349,865.60               $0.00

     (d) Class A                               $3,178,415.79               $0.00

         Class B                                 $171,449.81               $0.00

9.   Investor Losses This Due Period

                                                                  Per $1,000 of
                                                                 Original Invested
                                                       Total        Principal
     (a) Group One                                     $0.00          $0.00

     (b) Group Two                                     $0.00          $0.00

     (c) Series 1998-4                                 $0.00          $0.00

     (d) Class A                                       $0.00          $0.00

         Class B                                       $0.00          $0.00


10.  Reimbursement of Investor Losses This Due Period

                                                                  Per $1,000 of
                                                                 Original Invested
                                                       Total        Principal
     (a) Group One                                     $0.00          $0.00

     (b) Group Two                                     $0.00          $0.00

     (c) Series 1998-4                                 $0.00          $0.00

     (d) Class A                                       $0.00          $0.00

         Class B                                       $0.00          $0.00


11.  Aggregate Amount of Unreimbursed Investor Losses

                                                                  Per $1,000 of
                                                                 Original Invested
                                                       Total        Principal
     (a) Group One                                     $0.00          $0.00

     (b) Group Two                                     $0.00          $0.00

     (c) Series 1998-4                                 $0.00          $0.00

     (d) Class A                                       $0.00          $0.00

         Class B                                       $0.00          $0.00


12.  Investor Monthly Servicing Fee Payable at the end of the Due Period

     (a) Group One                                                $26,375,787.22

     (b) Group Two                                                 $4,250,000.00

     (c) Series 1998-4                                               $877,193.33

     (d) Class A                                                     $833,333.33

         Class B                                                      $43,860.00

13.  Class Available Subordinated Amount at the end of the Due Period

                                                                     As a Percentage
                                                                       of Class A
                                                  Total              Invested Amount
     Series 1998-4 Class B                   $44,736,860.00               8.9474%

14.  Total Available Credit Enhancement Amounts

                                                 Shared Amount    Class B Amount
      Maximum Amount                                 $0.00        $21,052,640.00

      Available Amount                               $0.00        $21,052,640.00

      Amount of Drawings on Credit Enhancement
         for this Due Period                         $0.00                 $0.00


15.  Delinquency Summary

     End of Due Period Master Trust Receivables Outstanding   $23,730,662,810.60

                        Delinquent Amount         Percentage of Ending
     Payment Status      Ending Balance           Receivables Outstanding

     30-59 days           $630,971,468.44                 2.66%

     60-179 days        $1,084,269,351.39                 4.57%


                                           U.S. BANK NATIONAL ASSOCIATION
                                           as Trustee


                                       BY: _____________________________________

                                                     Vice President

                     MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                         Series 1998-4 Monthly Statement

                                   CREDIT CARD
                            PASS-THROUGH CERTIFICATES

            The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of April 9, 1998 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1998-4 Master Trust Certificates for the Distribution Date occurring on August 17, 1998:


1.    Greenwood is Master Servicer under the Pooling and Servicing Agreement.

2.    The undersigned is a Servicing Officer of Greenwood as Master Servicer.

3.    The aggregate amount of Collections processed during the related Due
      Period is equal to                                                                  $3,469,310,263.63

4.    The aggregate amount of Class A Principal Collections processed during the
      related Due Period is equal to                                                         $75,526,308.19

5.    The aggregate amount of Class A Finance Charge Collections processed
      during the related Due Period is equal to                                               $8,084,069.16

6a.   The aggregate amount of Class A Principal Collections recharacterized as
      Series Yield Collections during the related Due Period is equal to                              $0.00

6b.   The aggregate amount of Class A Additional Funds for this Distribution
      date is equal to                                                                                $0.00

7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

      (a)   with respect to the Class A Required Amount Shortfall                                     $0.00
            is equal to

      (b)   with respect to the Class A Cumulative Investor Charged-Off                               $0.00
            Amount is equal to

      (c)   with respect to the Class A Investor Interest is equal to                                 $0.00

8.    The sum of all amounts payable to the Class A Certificateholders on the
      current Distribution Date is equal to                                                           $0.00

9.    The aggregate amount of Class B Principal Collections processed during the
      related Due Period is equal to                                                          $4,074,033.22

10.   The aggregate amount of Class B Finance Charge Collections processed
      during the related Due Period is equal to                                                 $436,070.12

11a.  The aggregate amount of Class B Principal Collections recharacterized as
      Series Yield Collections during the related Due Period is equal to                              $0.00

11b.  The aggregate amount of Class B Additional Funds for this Distribution
      date is equal to                                                                                $0.00

12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

      (a)   with respect to the Class B Required Amount Shortfall                                     $0.00
            is equal to

      (b)   with respect to the Class B Cumulative Investor Charged-Off                               $0.00
            Amount is equal to

      (c)   with respect to the Class B Investor Interest is equal to                                 $0.00

13.   The sum of all amounts payable to the Class B Certificateholders on the
      current Distribution Date is equal to                                                           $0.00

14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section 16 of the Series Supplement.

      IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 17th day of August, 1998.



                                GREENWOOD TRUST COMPANY
                                     as Master Servicer

                                By:_________________________
                                Vice President, Chief Accounting Officer,
                                and Treasurer